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December 23, 1997

Mr. John P. Hupp, President
7300 Metro Boulevard, Suite 550
Edina, MN  55439

Dear Mr. Hupp:

This is to confirm that the client-auditor relationship between Developed Technology Resource, Inc. (Commission File
Number 0-21394) and Lurie, Besikof, Lapidus & Co., LLP has ceased.

Sincerely,

/s/ Lurie, Besikof, Lapidus & Co., LLP



Lurie, Besikof, Lapidus & Co., LLP


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street NW
     Washington, DC  20549